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                                                                  Exhibit 4.2

                         DEAN WITTER SELECT EQUITY TRUST
                       SELECT 5 INDUSTRIAL PORTFOLIO 96-4
                            REFERENCE TRUST AGREEMENT


            This Reference Trust Agreement dated September 30, 1996 between DEAN WITTER REYNOLDS INC., as Depositor, and The Chase Manhattan Bank, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Sears Equity Investment Trust, Trust Indenture and Agreement" dated January 22, 1991, as amended on March 16, 1993 and July 18, 1995 (the "Basic Agreement"). Such provisions as are incorporated by reference constitute a single instrument (the "Indenture").

                                WITNESSETH THAT:

            In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                       I.

                     STANDARD TERMS AND CONDITIONS OF TRUST


            Subject to the provisions of Part II hereof, all the provisions contained in the Basic Agreement are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument except that the Basic Agreement is hereby amended in the following manner:

            A. Article I, Section 1.01, paragraph (29) defining "Trustee" shall be amended as follows:

            "'Trustee' shall mean The Chase Manhattan Bank, or any successor trustee appointed as hereinafter provided."

            B. Reference to United States Trust Company of New York in its capacity as Trustee is replaced by The Chase Manhattan Bank throughout the Basic Agreement.

                                      II.

                     SPECIAL TERMS AND CONDITIONS OF TRUST

            The following special terms and conditions are hereby agreed to:

            A. The Trust is denominated Dean Witter Select Equity Trust, Select 5 Industrial Portfolio 96-4 (the "Select 5 Trust").


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            B.    The publicly traded stocks listed in Schedule A hereto are those which, subject to the terms of this Indenture, have been or are to be deposited in trust under this Indenture.

            C.    The term, "Depositor" shall mean Dean Witter Reynolds Inc.

            D. The aggregate number of Units referred to in Sections 2.03 and 9.01 of the Basic Agreement is 25,000 for the Select 5 Trust.

            E. A Unit is hereby declared initially equal to 1/25,000th for the Select 5 Trust.

            F.    The term "In-Kind Distribution Date" shall mean November 1,
1997.

            G. The term "Record Dates" shall mean January 1, 1997, April 1, 1997, July 1, 1997 and November 20, 1997 and such other date as the Depositor may direct.

            H. The term "Distribution Dates" shall mean January 15, 1997, April 15, 1997, July 15, 1997 and on or about November 28, 1997 and such other date as the Depositor may direct.

            I.    The term "Termination Date" shall mean November 20, 1997.

            J. For purposes of this Series -- Dean Witter Select Equity Trust, Select 5 Industrial Portfolio 96-4 -- the form of Certificate set forth in this Indenture shall be appropriately modified to reflect the title of this Series and such of the Special Terms and Conditions of Trust set forth herein as may be appropriate.

            K. The Depositor's Annual Portfolio Supervision Fee shall be a maximum of $0.25 per 100 Units.

            L. The Trustee's annual fee as defined in Section 6.04 of the Indenture shall be $.93 per 100 Units if the greatest number of Units outstanding during the period is 10,000,000 or more; $.99 per 100 Units if the greatest number of Units outstanding during the period is between 5,000,000 and 9,999,999; and $1.05 per 100 Units if the greatest number of Units outstanding during the period is 4,999,999 or less.

            M. For a Unit Holder to receive "in-kind" distribution, such Unit Holder must tender at least 2,500 Units for redemption, either during the life of the Trust, or at its termination.

            N. Paragraph (b)(ii) of Section 9.03 is amended to provide that the period during which the Trustee shall liquidate the Trust Securities shall not exceed 14 business days commencing on the first business day following the In-Kind Date.

            (Signatures and acknowledgments on separate pages)


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            The Schedule of Portfolio Securities in the prospectus included in this Registration Statement is hereby incorporated by reference herein as Schedule A hereto.